Exhibit 99.1
Harmonic Announces First Quarter 2011 Results
Strong Year-over-Year Growth in Revenue and Non-GAAP Earnings
SAN JOSE, Calif.—April 28, 2011—Harmonic Inc. (NASDAQ: HLIT), a global leader in video infrastructure solutions, today announced its preliminary and unaudited results for the quarter ended April 1, 2011. Results for the first quarter of 2011 included the contribution from Omneon Inc., acquired on September 15, 2010.
Net revenue for the first quarter of 2011 was $132.8 million, which excluded $2.1 million of certain deferred revenue that would otherwise have been recognized by Omneon had the acquisition not occurred, up from $84.8 million in the first quarter of 2010. Total bookings in the first quarter of 2011 were approximately $131.6 million, up from approximately $91.3 million for the first quarter of 2010.
The Company reported GAAP net income for the first quarter of 2011 of $0.5 million, or $0.00 per share, compared to net income of $5.3 million, or $0.05 per diluted share, for the first quarter of 2010. Non-GAAP net income for the first quarter of 2011 was $10.3 million, or $0.09 per diluted share, up from $5.8 million, or $0.06 per diluted share, for the same period of 2010. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Net Income Reconciliation” below.
For the first quarter of 2011, Harmonic had GAAP gross margins of 47% and GAAP operating margins of 0%, compared to 48% and 3%, respectively, for the same period of 2010. Non-GAAP gross margins were 51% and non-GAAP operating margins were 10% for the first quarter of both 2010 and 2011.
As of April 1, 2011, the Company had cash, cash equivalents and short-term investments of $117.3 million.
“Our first quarter results demonstrate that we continue to strengthen our leadership position in enabling the new video economy,” said Patrick Harshman, President and Chief Executive Officer. “Our success is being driven by growing worldwide investment in new video services, our industry-leading products and the continued broadening of our customer base as we further penetrate new markets and geographies. Moving into 2011, we continue to expand our global sales organization and extend the breadth of our innovative solutions for media companies and video service providers around the world.”
Business Outlook
Harmonic anticipates net revenue in a range of $137 million to $141 million for the second quarter of 2011. GAAP gross margins and operating expenses for the second quarter of 2011 are expected to be in the range of 46% to 48% and $61 to $63 million, respectively. Non-GAAP gross margins and operating expenses for the second quarter of 2011, which will exclude charges for stock-based compensation and the amortization of intangibles, are anticipated to be in the range of 50.5% to 52.5% and $54.5 to $55.5 million, respectively.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 51969320). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 51969320).
Annual Meeting of Stockholders
Harmonic also announced that its 2011 Annual Meeting of Stockholders will be held on June 22, 2011, at 2:00 p.m. Pacific, at its principal offices, 4300 North First Street, San Jose, California 95134. The Company expects to file its Proxy Statement for the 2011 Annual Meeting of Stockholders on or about May 2, 2011.

About Harmonic Inc.
Harmonic Inc. (NASDAQ: HLIT) provides infrastructure that powers the video economy. The company enables content and service providers to efficiently create, prepare, and deliver differentiated video services for television and new media platforms. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations: regarding our final results for the first quarter ended April 1, 2011; that we continue to strengthen our leadership position in enabling the new video economy; of a growing worldwide investment in new video services; concerning the continuing broadening of our customer base; that we will continue to expand our global sales organization; that we will continue to extend the breadth of our solutions; and regarding net revenue, GAAP gross margins, GAAP operating expenses, non-GAAP gross margins and non-GAAP operating expenses for the second quarter of 2011. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility, in no particular order, that: we will not be able to integrate Omneon into our business as effectively or efficiently as expected; Omneon does not provide Harmonic with the benefits that we expect from the acquisition; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including recent turmoil in the global financial markets, particularly on international sales and operations; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with unpredictable sales cycles; our dependence on contract manufacturers; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.

CONTACTS:
Carolyn V. Aver	Michael Newman
Chief Financial Officer	Investor Relations
Harmonic Inc.	StreetConnect
(408) 542-2500	(408) 542-2760

Harmonic Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	April 1, 2011	December 31, 2010
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$59,672	$96,533
Short-term investments	57,614	23,838
Accounts receivable, net	111,929	101,652
Inventories	58,817	58,065
Deferred income taxes	39,849	39,849
Prepaid expenses and other current assets	28,218	28,614

Total current assets	356,099	348,551

Property and equipment, net	39,597	39,825
Goodwill, intangibles and other assets	324,902	332,010

Total assets	$720,598	$720,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,197	$26,300
Income taxes payable	781	6,791
Deferred revenue	49,815	46,279
Accrued liabilities	39,379	51,283

Total current liabilities	112,172	130,653

Income taxes payable, long-term	48,139	48,883
Deferred income taxes, long-term	15,635	14,849
Other non-current liabilities	7,900	5,798

Total liabilities	183,846	200,183

Stockholders’ equity:
Common stock	2,413,373	2,397,783
Accumulated deficit	(1,876,352)	(1,876,868)
Accumulated other comprehensive loss	(269)	(712)

Total stockholders’ equity	536,752	520,203

Total liabilities and stockholders’ equity	$720,598	$720,386

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended
	April 1, 2011	April 2, 2010
	(In thousands, except per share
	amounts)

Net revenue	$132,835	$84,822
Cost of revenue	70,980	44,016

Gross profit	61,855	40,806

Operating expenses:
Research and development	26,149	16,966
Selling, general and administrative	33,564	20,845
Amortization of intangibles	2,229	534

Total operating expenses	61,942	38,345

Income (loss) from operations	(87)	2,461

Interest and other income (expense), net	(15)	13

Income (loss) before income taxes	(102)	2,474
Benefit from income taxes	(618)	(2,845)

Net income	$516	$5,319

Net income per share:
Basic	$0.00	$0.06

Diluted	$0.00	$0.05

Weighted average shares:
Basic	113,836	96,684
Diluted	116,109	97,344

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended
	April 1, 2011	April 2, 2010
	(In thousands)
Cash flows from operating activities:
Net income	$516	$5,319
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangibles	7,371	2,616
Depreciation	3,403	2,333
Stock-based compensation	6,002	3,243
Net loss on disposal of fixed assets	61	19
Deferred income taxes	76	(1,422)
Other non-cash adjustments, net	121	567
Changes in assets and liabilities:
Accounts receivable, net	(10,277)	(5,204)
Inventories	(732)	(4,512)
Prepaid expenses and other assets	998	(1,101)
Accounts payable	(3,616)	(3,356)
Deferred revenue	4,430	6,445
Income taxes payable	(6,748)	(1,616)
Accrued excess facility costs	46	(1,697)
Accrued and other liabilities	(9,334)	(4,613)

Net cash used in operating activities	(7,683)	(2,979)

Cash flows from investing activities:
Purchases of investments	(41,813)	(35,367)
Proceeds from sales and maturities of investments	7,899	41,292
Acquisition of property and equipment	(4,957)	(1,153)

Net cash provided by (used in) investing activities	(38,871)	4,772

Cash flows from financing activities:
Proceeds from issuance of common stock, net	9,570	1,736

Net cash provided by financing activities	9,570	1,736

Effect of exchange rate changes on cash and cash equivalents	123	(46)

Net increase (decrease) in cash and cash equivalents	(36,861)	3,483
Cash and cash equivalents at beginning of period	96,533	152,477

Cash and cash equivalents at end of period	$59,672	$155,960

Harmonic Inc.
Revenue Information
(Unaudited)

	Three months ended
	April 1, 2011		April 2, 2010
	(In thousands, except percentages)
Product
Video Processing	$63,758	48%	$38,890	46%
Production and Playout	20,933	16%	—	0%
Edge and Access	31,176	23%	35,544	42%
Services and Support	16,968	13%	10,388	12%

Total	$132,835	100%	$84,822	100%

Geography
United States	$58,954	44%	$42,592	50%
International	73,881	56%	42,230	50%

Total	$132,835	100%	$84,822	100%

Market
Cable	$55,920	42%	$56,017	66%
Satellite and Telco	35,152	27%	19,798	23%
Broadcast and Media	41,763	31%	9,007	11%

Total	$132,835	100%	$84,822	100%

Note: We have revised our market categories to combine the Telco revenue with the Satellite category. The data for prior periods has been revised to conform with this presentation.

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements contained in this presentation. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures. These adjustments are excess facilities charges and non-cash items, such as stock-based compensation expense, amortization of intangibles, and benefits from income taxes.

Harmonic Inc.
GAAP to Non-GAAP Net Income Reconciliation
(Unaudited)

	Three months ended
	April 1, 2011			April 2, 2010
	Gross Profit	Operating Expense	Net Income	Gross Profit	Operating Expense	Net Income
		(In thousands, except per share amounts)
GAAP	$61,855	$61,942	$516	$40,806	$38,345	$5,319

Cost of revenue related to stock-based compensation expense	747	—	747	478	—	478
Research and development expense related to stock-based compensation expense	—	(1,836)	1,836	—	(1,109)	1,109
Selling, general and administrative expense related to stock-based compensation expense	—	(3,419)	3,419	—	(1,656)	1,656
Selling, general and administrative expense related to excess facility costs and other non-recurring expenses	—	(409)	409	—	—	—
Amortization of intangibles	5,142	(2,229)	7,371	2,082	(534)	2,616
Discrete tax items and adjustments	—	—	(4,038)	—	—	(5,345)

Non-GAAP	$67,744	$54,049	$10,260	$43,366	$35,046	$5,833

GAAP net income per share — basic			$0.00			$0.06

GAAP net income per share — diluted			$0.00			$0.05

Non-GAAP net income per share — basic			$0.09			$0.06

Non-GAAP net income per share — diluted			$0.09			$0.06

Shares used in per share calculation — basic			113,836			96,684

Shares used in per share calculation — diluted			116,109			97,344

Harmonic Inc.
Proforma Revenue Information
(Unaudited)

	Three months ended								Year ended		Three months ended
	April 2, 2010		July 2, 2010		October 1, 2010		December 31, 2010		December 31, 2010		April 1, 2011

Product
Video Processing	$38,890	34%	$49,998	39%	$51,005	39%	$63,005	45%	$202,898	40%	$63,758	47%
Production and Playout	24,828	22%	26,589	21%	26,024	20%	27,699	20%	105,140	21%	22,408	17%
Edge and Access	35,544	32%	34,263	27%	34,712	27%	30,787	22%	135,306	26%	31,176	23%
Services and Support	13,777	12%	16,623	13%	17,760	14%	17,514	13%	65,674	13%	17,566	13%

Total	$113,039	100%	$127,473	100%	$129,501	100%	$139,005	100%	$509,018	100%	$134,908	100%

Geography
United States	$49,632	44%	$65,456	51%	$62,415	48%	$64,230	46%	$241,733	47%	$60,608	45%
International	63,407	56%	62,017	49%	67,086	52%	74,775	54%	267,285	53%	74,300	55%

Total	$113,039	100%	$127,473	100%	$129,501	100%	$139,005	100%	$509,018	100%	$134,908	100%

Market
Cable	$56,441	50%	$53,555	42%	$63,419	49%	$65,817	47%	$239,232	47%	$55,950	42%
Satellite and Telco	25,030	22%	36,218	28%	28,212	22%	28,455	21%	117,915	23%	35,388	26%
Broadcast and Media	31,568	28%	37,700	30%	37,870	29%	44,733	32%	151,871	30%	43,570	32%

Total	$113,039	100%	$127,473	100%	$129,501	100%	$139,005	100%	$509,018	100%	$134,908	100%

NOTE:	Data includes a full quarter proforma revenue for Omneon for the periods shown, including certain deferred revenue excluded in reported results. We have revised our market categories to combine the Telco revenue with the Satellite category. The data for prior periods has been revised to conform with this presentation.